EXHIBIT 10.3

Camtek Ltd. 2003 Share Option Plan

SUB-PLAN FOR GRANTEES SUBJECT TO ISRAELI TAXATION

        This Sub-Plan ("Sub-Plan") to the 2003 Camtek Ltd. Share Option Plan (the "Plan") is hereby established effective, 2003.

1.
Definitions

  As used herein, the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates to the contrary. Any capitalized term used herein which is not specifically defined in this Sub-Plan shall have the meaning set forth in the Plan.

1.1
"Company"—Camtek Ltd.

1.2
"Election"—the election by the Company, with respect to grant of 102 Trustee Options, of either one of the following tax tracks—"Capital Gains Tax Track" or "Ordinary Income Tax Track", as provided in Section 102.

1.3
"102 Non-Trustee Option"—an Option granted not through a Trustee in accordance with pursuant to Section 102.

1.4
"3(i) Option"—an Option granted pursuant to Section 3(i) of the Ordinance.

1.5
"Ordinance"—the Israeli Income Tax Ordinance [New Version], 1961, and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.6
"Restricted Period"—as defined in Section 4.4 hereinbelow.

1.7
"Section 102"—Section 102 of the Ordinance and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.8
"Trustee"—the trustee designated or replaced by the Company for the purposes of the Plan and approved by the applicable tax authorities.

1.9
"102 Trustee Option"—an Option granted through a Trustee in accordance with and pursuant to Section 102.

2.
General

2.1
The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Options granted to Grantees, the grant of Options to whom (or the exercise thereof by whom) is subject to taxation by the Israeli Income Tax ("Israeli Grantees"), in order that such Options may comply with the requirements of Israeli law, including, if applicable, Section 102.

2.2
The Plan and this Sub-Plan are complementary to each other and shall be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall prevail with respect to Options granted to Israeli Grantees.

2.3
Options may be granted under this Sub-Plan in one of the following tax tracks, at the Company's discretion and subject to applicable restrictions or limitations as provided in applicable law:

(i)
102 Trustee Options—in such tax track as determined in accordance with the Election; or

(ii)
102 Non-Trustee Options; or

(iii)
3(i) Options.

3.
Administration

  Without derogating from the powers and authorities of the Board detailed in the Plan, the Board shall have the sole and full discretion and authority, to administer this Sub-Plan and to take all actions related hereto and to such administration, including without limitation the performance, from time to time and at any time, of any and all of the following:

  (a)
  the determination of the specific tax track (as described in Section 2.3 above) in which the Options are to be issued.

  (b)
  the Election;

  (c)
  the adoption of forms of Option Agreements to be applied with respect to Israeli Grantees (the "Israeli Option Agreement"), incorporating and reflecting, inter alia, relevant provisions regarding the grant of Options in accordance with this Sub-Plan, and the amendment or modification from time to time of the terms of such Israeli Option Agreements.

4.
102 Trustee Options

4.1
Grant in the Name of Trustee:

Notwithstanding anything to the contrary in the Plan, 102 Trustee Options granted hereunder shall be granted to, and the Exercised Shares issued pursuant thereto issued to, the Trustee, and both shall be registered in the name of the Trustee, who shall hold them in trust until such time as they are released by the transfer or sale thereof by the Trustee.

4.2
Exercise of Vested 102 Trustee Options:

The mechanism of exercising Vested 102 Trustee (including the identity of the exerciser) shall, as provided for in the Plan, be in accordance with such procedures as shall be determined from time to time by the Board and notified in writing to the Grantees.

4.3
Restrictions on Transfer:
(a)
102 Trustee Options and Exercised Shares issued pursuant to the exercise thereof, and all rights attached thereto (including bonus shares), shall be held by the Trustee for such period of time as required by the provisions of Section 102 applicable to options granted through a Trustee in the applicable tax track, as per the Election (the "Restricted Period").

(b)
The Grantee shall provide the Company and the Trustee with a written undertaking and confirmation under which the Grantee confirms that he/she is aware of the provisions of Section 102 and the Elected tax track and agrees to the provisions of the Trust Note between the Company and the Trustee, and undertakes not to release, by sale or transfer, the 102 Trustee Options, Exercised Shares issued pursuant to the exercise thereto, and all rights attached thereto (including bonus shares) prior to the lapse of the Restricted Period. The Grantee shall not be entitled to receive the 102 Trustee Options, Exercised Shares issued pursuant to the exercise thereof, or any right attached thereto (including bonus shares), or to request the transfer or sale of any of the same to any third party, before the lapse of the Restricted Period.

(c)
Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the Option Agreement and applicable law, the Trustee shall not release, by sale or transfer, the Exercised Shares issued pursuant to the exercise of the 102 Trustee Options, and all rights attached thereto (including bonus shares) to the Grantee, or to any third party to whom the Grantee wishes to sell the Exercised Shares (unless the contemplated transfer is by will or laws of descent) unless and until the Trustee has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company and the Trustee. For the removal of doubt, it is clarified that the Trustee may release by sale or transfer only Exercised Shares (and not Options).

4.5
Rights as Shareholder:

Without derogating from the provisions of the Plan, it is hereby further clarified that with respect to Exercised Shares issued pursuant to the exercise of 102 Trustee Options, as long as such Exercised Shares are registered in the name of the Trustee, the Trustee shall be the sole owner of such shares for all purposes whatsoever (including without limitation for the purpose of delivering notices); the Grantee shall not have any rights by virtue of the Exercised Shares until such Exercised Shares shall have been registered in the Grantee's name. Notwithstanding, the Trustee shall not exercise the voting rights conferred by such Exercised Shares in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares. Notwithstanding, the Company shall be entitled at its sole discretion, and not required, to distribute dividends directly to the Grantees, subject to tax withholding at source.

4.6
Bonus Shares:

All bonus shares to be issued by the Company, if any, with regard to Exercised Shares issued pursuant to the exercise of 102 Trustee Options while held by the Trustee, shall be registered in the name of the Trustee; and all provisions applying to such Exercised Shares shall apply to the bonus shares issued by virtue thereof, mutatis mutandis. Said bonus shares shall be subject to the Restricted Period of the Exercised Shares by virtue of which they were issued.

5.
102 Non-Trustee Options

5.1
102 Non-Trustee Options granted hereunder shall be granted to, and the Exercised Shares issued pursuant thereto issued to, the Grantee.

5.2
Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the Option Agreement and applicable law, the Exercised Shares issued pursuant to the exercise of the 102 Non-Trustee Options, and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Company has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company.

5.3
A Grantee to whom 102 Non-Trustee Options are granted must provide, upon termination of his/her employment, a surety or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Shares to be issued upon the exercise of his/her outstanding 102 Non-Trustee Options.

6.
3(i) Options

6.1
3(i) Options granted hereunder shall be granted to, and the Exercised Shares issued pursuant thereto issued to, the Grantee.

6.2
Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the Option Agreement and applicable law, the Exercised Shares issued pursuant to the exercise of the 3(i) Options, and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Company has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company.

6.3
The Company may require, as a condition to the grant of the 3(i) Options, that a Grantee to whom 3(i) Options are to be granted, provide a surety or guarantee to the satisfaction of the

  Company, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Shares to be issued upon the exercise of his/her outstanding 3(i) Options.

7.
Tax Consequences

  Any and all tax consequences arising from the grant or exercise of Options, the payment for or the transfer of Exercised Shares, or from any other event or act hereunder (whether of the Company, an Affiliated Company, the Trustee or the Israeli Grantee), including without limitation any non-compliance of the Israeli Grantee with the provisions hereof, shall be borne solely by the Israeli Grantee. The Company, any applicable Affiliated Company, and the Trustee, shall each withhold taxes according to the requirements of applicable laws, rules and regulations, including the withholding of taxes at source. Furthermore, each Israeli Grantee shall indemnify the Company, the applicable Affiliated Company and the Trustee, or any one thereof, and to hold them harmless from any and all liability for any such tax or interest or penalty thereupon, including without limitation liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Grantee.

  Without derogating from the aforesaid, each Israeli Grantee shall provide the Company and/or any applicable Affiliated Company with any executed documents, certificates and/or forms that may be required from time to time by the Company or such Affiliated Company in order to determine and/or establish the tax liability of such Grantee.

  Without derogating from the foregoing, it is hereby clarified that the Grantee shall bear and be liable for all tax and other consequences in the event that his/her 102 Trustee Options and/or Exercised Shares are not held for the entire Restricted Period, all as provided in Section 102.

8.
Currency Exchange Rates

  Except as otherwise determined by the Board, all monetary values with respect to Options granted pursuant to this Sub-Plan, including without limitation the fair market value and the Exercise Price of each Option, shall be stated in United States Dollars. In the event that the Exercise Price is in fact to be paid in New Israeli Shekels, the conversion rate shall be the last known representative rate of the US Dollar to the New Israeli Shekels on the date of payment.

9.
Subordination to the Ordinance

9.1
It is clarified that the grant of the 102 Trustee Options hereunder is subject to the approval by the Tax Authorities of the Plan, this Sub-Plan and the Trustee, in accordance with Section 102.

9.2
Any provisions of the Section 102 or section 3(i) of the Ordinance and/or any of the rules or regulations promulgated thereunder, which is not expressly specified in the Plan or in the applicable Israeli Option Agreement, shall be deemed incorporated into this Sub-Plan and binding upon the Company and the Israeli Grantee.